Morgan Stanley Growth Fund
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Securit  Date   Price   Share % of    Total      Purch Broker
y        of     Of      s     Assets  Issued     ased
         Purcha Shares  Purch                    By
         se             ased                     Fund

Jetblue  04/11/ $27.00  2,700 0.010%  $158,490,  0.009 Merril Lynch;
Airways    02                               000  %     Raymond James;
                                                       UBS Warburg;
                                                       Arnhold & S.
                                                       Bleichroeder;
                                                       M.R. Beal; BNP
                                                       Paribas; Credit
                                                       Lyonnais; HVB
                                                       Capital Mkts;
                                                       Samuel A.
                                                       Ramirez

Lin TV   05/03/ $22.00  32,22 0.010%  $374,000,  0.141 Deutsche Bank;
Corp./T    02               5               000  %     Bear Stearns; JP
VL                                                     Morgan; Credit
                                                       Suisse First
                                                       Boston; A.G.
                                                       Edwards; Allen &
                                                       Co.; Goldman &
                                                       Sachs; Merrill
                                                       Lynch; Robertson
                                                       Stephens;
                                                       E*Trade; First
                                                       Southwest;
                                                       Gabelli, Sanders
                                                       Morris Harris

Premcor  04/29/ $24.00  4,000 0.010%  $432,000,  0.026 Credit Suisse
           02                               000  0%    First Boston;
                                                       Goldman Sachs;
                                                       Salomon Smith
                                                       Barney; Deutsche
                                                       Bank; Bear,
                                                       Stearns; Credit
                                                       Lyonnais;
                                                       Fahnestock;
                                                       Friedman,
                                                       Billings,
                                                       Ramsey; Petrie
                                                       Parkman;
                                                       Prudential,
                                                       Raymond James;
                                                       Robertson
                                                       Stephens; Smith,
                                                       Moore; TD

Weight   09/17/ $42.00  6,750 0.726%  $630,000,  0.045 Credit Suisse
Watcher    02                               000  %     First Boston;
s                                                      Merrill Lynch;
                                                       UBS Warburg;
                                                       Goldman Sachs;
                                                       JP Morgan;
                                                       Salomon Smith
                                                       Barney; A.G.
                                                       Edwards; Invemed
                                                       Assoc.; Raymond
                                                       James; RBC Dain
                                                       Rauscher; Brean
                                                       Murray; Gardner
                                                       Rich; Scotia
                                                       Capital